UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 5, 2012, NuStar Energy L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters sold to the public 7,130,000 common units representing limited partner interests in the Partnership (the “Units”) (including 930,000 Units pursuant to the Underwriter’s option to purchase additional Units, which was exercised in full on September 7, 2012) at a price to public of $48.94 per Unit (the “Offering”), for aggregate net proceeds to the Partnership, after underwriting fees and commissions, of $337,123,000. William E. Greehey, Chairman of the board of directors of the Partnership’s general partner, purchased 490,000 Units in the Offering. The Underwriters did not receive a discount or commission on the 490,000 Units sold to Mr. Greehey. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. Closing of the issuance and sale of the Units is scheduled for September 10, 2012.  The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-166797) of the Partnership (the “Registration Statement”), which became effective on May 13, 2010, and the prospectus supplement dated September 5, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Certain legal opinions related to the Registration Statement are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Net proceeds from the Offering, including the general partner’s proportionate capital contribution, are expected to be used by the Partnership for general partnership purposes, including repayment of outstanding borrowings under the Partnership’s revolving credit facility, working capital purposes and to finance potential future acquisitions. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, will receive a substantial portion of the proceeds from the Offering. Some of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	EXHIBIT
Exhibit 1.1	Underwriting Agreement, dated September 5, 2012, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the several underwriters named on Schedule I thereto.
Exhibit 5.1	Opinion of Andrews Kurth LLP.
Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.
Exhibit 23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: September 10, 2012			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 1.1	Underwriting Agreement, dated September 5, 2012, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the several underwriters named on Schedule I thereto.
Exhibit 5.1	Opinion of Andrews Kurth LLP.
Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.
Exhibit 23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).